PROMISSORY NOTE

Principal Amount: $100,000 Due Date: One year from date of issue

Date of Issue: March 16, 2012

This promissory note between JOHN PAUL TRAN and any successors (the "Lender") and AMERICAN LASER HEALTHCARE CORPORATION and any successors, (the "Borrower") by which the Borrower hereby promises to pay to the order of the Lender, or its designee, the principal sum of One Hundred Thousand Dollars ($100,000) in cash or immediately available funds on the terms and conditions provided herein on or before the above-indicated Due Date as reduced by the amount of any prepayment thereof (the "Unpaid Principal") one year from the date of issue of this promissory note, unless extended by the Lender (the "Due Date"), together with interest on the amount of the Unpaid Principal beginning as of the date hereof at the rate of Six Percent (6%) per annum. Interest shall be due and payable only at the time of payment of the Unpaid Principal.

1. CONVERSION OPTION. The Unpaid Principal amount may be converted, at the option of the Lender, to that number of shares of common stock of American Laser Healthcare Corporation totaling the Unpaid Principal amount at a per share price equal to the per share offering price of the first public offering made by American Laser Healthcare Corporation pursuant to the Securities Act of 1933.

In addition, the interest on the amount of the Unpaid Principal is payable, at the option of the Lender, in shares of common stock of American Laser Healthcare Corporation at a per share price equal to the average of the trading market price of such shares for the preceding 90 days.

2. PREPAYMENT. The unpaid principal amount of this promissory note may be prepaid in part or in full by the Borrower, without penalty, upon 30 days notice to the Lender, stating the prepayment amount and prepayment date. Any such prepayment shall be applied to reduce the Unpaid Principal amount and the interest accruing thereto.

3. TRANSFERABILITY. This promissory note may not be transferred or assigned.

4. SUCCESSORS. All the promises, rights and interest arising under this promissory note shall inure to the successors of the Borrower and of the Lender.

5. PRESENTMENT. This promissory note becomes due and payable by its terms automatically on the Due Date without notice of demand for payment. Except as set forth herein, Borrower waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this promissory note or any payment hereunder may be extended from time to time by the Lender without in any way affecting the liability of Borrower.

6. AMENDMENTS. This promissory note may not be altered, amended, changed or terminated, nor may any of its provisions be waived, except by an agreement in writing signed by the Lender and the Borrower.

7. NOTICES. Any notice required by the provisions of this promissory note to be given to either party shall be in writing and may be delivered by personal service, facsimile transmission or by registered or certified mail, return receipt requested, with postage thereon fully prepaid or overnight delivery courier.

8. ARBITRATION. Any and all claims arising out of this promissory note (except only requests for injunctive or other equitable relief) as to which either the Borrower or the Lender may be adverse parties will be resolved by arbitration before the American Arbitration Association in the County of Orange, California, pursuant to its then rules and regulations. The situs of counterclaims will be the same as the situs of the

JPT 10/2/12

original arbitration. The arbitration of claims is an essential provision of this promissory note and is a material inducement to its execution by the Borrower.

9. GOVERNING LAW. This promissory note shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this promissory note as of this 16th day of March, 2012.

LENDER	BORROWER
John Paul Tran	JAMES MCCASSIDY, PRES.
	American Laser Healthcare Corporation formerly Amberwood Acquisition Corporation

Promissory Note Extension

Lender (John Paul Tran) and Borrower (American Laser Healthcare Corporation) hereby agree to extend the due date of the note dated March 16, 2012 to March 16, 2014, or until the Borrower has sufficient cash to pay off the note, whichever is sooner, under the same terms and conditions as the original note, according to paragraph 6 of that note.

Lender ______________________ Dated 9/16/13
John Paul Tran

Borrower ______________________ Dated 9/16/13
American Laser Healthcare Corp.

Promissory Note Extension

Lender (John Paul Tran) and Borrower (American Laser Healthcare Corporation) hereby agree to extend the due date of the note dated March 16, 2012, from March 16, 2013 to September 16, 2013, or until the Borrower has sufficient cash to pay off the note, whichever is sooner, under the same terms and conditions as the original note, according to paragraph 6 of that note.

Lender ______________________ Dated 3/16/13

John Paul Tran

Borrower ______________________ Dated 3/16/13

American Laser Healthcare Corp.